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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): May 2, 2000



FLIR SYSTEMS, INC.
(exact name of registrant as specified in its charter)

Oregon                                        0-21918                 93-0708501
(State or other jurisdiction of             (Commission            (IRS Employer
incorporation or organization)              File Number)     Identification No.)


16505 S.W. 72nd Avenue, Portland, Oregon                       97224
(Address of principal executive offices)                     (zip code)

Registrant's telephone number, including area code: (503) 684-3731

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Item 4.   Changes in Registrant's Certifying Accountants.

     On May 2, 2000, FLIR Systems, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its independent auditors. This action was approved by the Board of Directors and the Audit Committee of the Board of Directors. The audit reports of PricewaterhouseCoopers on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1998 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the financial statements for the year ended December 31, 1999 included an emphasis of a matter paragraph referring to the restatement of the 1998 financial statements, as described in the notes thereto.

     In connection with the audits for the two years ended December 31, 1999 and 1998, and the subsequent interim period through May 2, 2000, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

     In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 1999, PricewaterhouseCoopers has delivered to the Company its Report to the Audit Committee - Results of 1999 Audit (the "Report"). The Report states that, in the course of PricewaterhouseCoopers' audit of the Company's consolidated financial statements for the year ended December 31, 1999, PricewaterhouseCoopers noted certain matters involving the internal control structure or its operations that it considered to be material weaknesses. The Report identified material weaknesses in internal controls in three areas: (i) lack of follow-up by personnel independent from the inventory costing system, (ii) the use of manual entries to general ledger account balances for sales, cost of sales, accounts receivable, inventory and inter-company receivables and payables and the lack of regular and timely follow-up of the related accounts, and (iii) the lack of regular and timely reconciliation of inter-company receivable and payable accounts and follow-up of the related accounts. The Report also states that, as a result of the material weaknesses in internal controls identified in the Report, PricewaterhouseCoopers has determined that it will be unable to perform a review of the Company's March 31, 2000 interim financial statements and that PricewaterhouseCoopers believes that the material weaknesses raise questions about the Company's ability to prepare interim consolidated financial information that is both timely and accurate. The Company has authorized PricewaterhouseCoopers to respond fully to questions from any successor auditors regarding this matter. The Company believes that it has corrected certain of the deficiencies identified by PricewaterhouseCoopers and is in the process of taking actions to correct the remaining deficiencies. The Audit Committee intends to review and discuss the Report and take appropriate action.

     The Company has requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the
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statements contained herein. A copy of such letter dated May 9, 2000 is filed as
Exhibit 16.1 to this Current Report on Form 8-K.


Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of businesses acquired.

               Not applicable.

          (b)  Pro forma financial information.

               Not applicable.

          (c)  Exhibits

          16.1 Letter from PricewaterhouseCoopers LLP regarding a change in certifying accountants.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 9, 2000.

                                       FLIR SYSTEMS, INC.
                                       (Registrant)



                                       /s/ Stephen M. Bailey
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                                       Stephen M. Bailey
                                       Senior Vice President and
                                       Chief Financial Officer